                                                FILED PURSUANT TO RULE 424(b)(3)
                                                   COMMISSION FILE NO. 333-55984



         SUPPLEMENT DATED APRIL 5, 2002 TO PROSPECTUS DATED MAY 11, 2001

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
               INVESTMENT DEBENTURES, SERIES III AND SERIES III-A

MINIMUM INVESTMENT             TERM TO MATURITY                ANNUAL INTEREST RATE
------------------        ---------------------------        ------------------------
       $100                       120 Months                          8.375%
       $100                    96 to 119 Months                       8.250%
       $100                     72 to 95 Months                       8.125%
       $100                     60 to 71 Months                       8.000%
       $100                     48 to 59 Months                       7.000%
       $100                     36 to 47 Months                       6.750%
       $100                     24 to 35 Months                       6.500%
       $100                     12 to 23 Months                       5.750%
     $250,000                     120 Months                          8.750%
     $250,000                  60 to 119 Months                       8.500%
                          INSTALLMENT PAYMENT OPTION
      $2,000                   60 to 120 Months                       6.500%
                           DISCOUNT DEBENTURE OPTION         ANNUAL RATE OF ACCRETION
      $1,000                    36 to 47 Months                       7.000%
      $1,000                    48 to 59 Months                       7.250%
      $1,000                   60 to 119 Months                       8.250%
      $1,000                      120 Months                          8.625%


                          Rates effective April 5, 2002